                                                                 Exhibit (10)(d)
                                                                  PS Group, Inc.
                                                 1994 Annual Report on Form 10-K

                    RETIREMENT PLAN FOR CORPORATE OFFICERS
                                      OF
                   PSA, INC. AND PARTICIPATING SUBSIDIARIES

                                   Recitals

      A. The Retirement Plan for Corporate Officers of Pacific Southwest Airlines was originally adopted, effective July 1, 1970, and was thereafter amended by Amendment I and Amendment II dated May 23, 1973, and March 14, 1975, respectively;

      B. The Retirement Plan for Corporate Officers of Pacific Southwest Airlines was amended in its entirety, effective September 1, 1976, and was thereafter amended by Amendment 1979-I dated July 1, 1979;

      C. The Boards of Directors of Pacific Southwest Airlines and its parent corporation, PSA, Inc., desire to amend and restate the Plan as set forth herein, effective March 12, 1984.

                                   Article I
                      Designation of Plan and Definitions

1.01  Title.  This Plan will be known as "The Retirement Plan for Corporate
      -----
Officers of PSA, Inc. and Participating Subsidiaries."
1.02  Definitions
      -----------
      "Actuarial Value" means the present value in dollars of any benefit provided hereunder measured as of any specified date in accordance with the actuarial assumptions adopted hereunder and as from time to time revised.
      "Average Monthly Compensation" for the purposes of this Plan will be the average of the monthly Compensation of the Participant during those sixty (60) consecutive calendar months included in the one-hundred twenty (120) calendar months of employment prior to termination of participation in this Plan in which the Participant has had the highest monthly Compensation. If a Participant has less than five (5) Years of Service prior to such termination, "Average Monthly Compensation" will mean the average of the monthly Compensation of the Participant during all full calendar months of actual employment. For the purposes of this subparagraph, any period during which the Participant was on authorized leave of absence without pay for more than ninety (90) days, will be disregarded both for the purpose of determining "Average Monthly Compensation" and for the purpose of determining what months are consecutive.
      "Beneficiary" means the person or persons designated to receive the benefit, if the Participant dies after retirement, where the Participant has elected to receive his retirement benefits under this Plan in the form set forth in Section 3.06(b), (c) or (d). A Participant may designate one or more successive Beneficiaries to receive such benefit in the event of the prior death of the primary Beneficiary or Beneficiaries. Absent the election of any option specifically governing a situation, if no Beneficiary will have been designated by the Participant or if no such Beneficiary survives, any benefit payment becoming due a Beneficiary under this Plan after the death of the Participant will be paid to the first surviving class of the following classes of successive preference
Beneficiaries: (i) The Participant's widow or widower; (ii) the Participant's surviving children; (iii) the Participant's surviving parents; (iv) the Participant's surviving brothers and sisters; and (v) the executors or administrators of the person upon whose death the payment becomes due.
      "Board of Directors" means the Board of Directors of PSA, Inc.
      "Break in Employment" or "Termination of Employment" means any termination of employment as an Employee of PSA, Inc. or any of its Participating Subsidiaries (other than a transfer between such companies) by resignation, discharge, retirement, or otherwise, except for those periods as set forth in sub-paragraphs (i) and (ii) in the definition of Years of Service, and failure to return to work at the completion of one of the authorized periods of absence set forth in such definition, provided, however, that a termination of such
                              --------  -------
employment followed by a rehire within six (6) months will not constitute a "Break in Employment" or "Termination of Employment" unless such termination resulted from the Employee quitting his employment. Failure to return to work at the completion of one of the authorized periods of absence set forth in the definition of Years of Service will, except in the event of the Participant's death or total and permanent disability during such period, be a "Break in Employment" as of the date the absence began.
      "Compensation" means all regular salary, wages, deferred compensation, overtime pay, bonuses, commissions and other incentive compensation paid by PSA, Inc. or a Participating Subsidiary to an Employee, together with any amounts paid into a plan established pursuant to Section 401(k) of the Internal Revenue Code equal to amounts of any salary or wage reduction, unless excluded by specific resolution of the Board of Directors, before deductions on account of any withholding such as income taxes and social security taxes. Compensation will not include health and welfare payments, expense account allowances, and any other such payments, and will not include stock options or stock appreciation rights. For the purposes of this Plan, "overtime pay" means any payments made for work in excess of forty (40) hours per week.
      "Employee" means a full-time employee of PSA, Inc. or a Participating Subsidiary, and of any Subsidiary where specifically provided herein.
      "Joint and 50% Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the spouse of the Participant which is equal to one-half (1/2) of the amount of the annuity payable during the joint lives of the Participant and his spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant.
      "Officer" means the persons appointed by the Board of Directors as Officers of PSA, Inc. and the persons holding officer positions in Participating Subsidiaries who have been designated by the Board of Directors as an "Officer" for purposes of this Plan.
      "Participant" means any person who is or becomes eligible to participate in this Plan pursuant to Article II.
      "Participating Subsidiary" means PSA and any other Subsidiary to which the benefits of this Plan have been made applicable by action of the Board of Directors.
      "Plan" means the Retirement Plan for Corporate Officers of PSA, Inc. and Participating Subsidiaries as set forth herein as now in effect or hereafter amended.
      "PSA" means Pacific Southwest Airlines, a California corporation and Subsidiary, and its corporate predecessor of the same name.

      "PSA, Inc." means PSA, Inc. a Delaware corporation.
      "Subsidiary" means any corporation more than 50% owned by PSA, Inc. or by a subsidiary of PSA, Inc.
      "Termination of Employment" - see "Break in Employment".
      "Years of Service" means one twelfth (1/12th) of the number of full months (excluding any fractions of months) of actual employment as an Employee of PSA, Inc. or any Subsidiary, excluding the following periods:
      (i) Service in the armed forces of the United States or any of its Allies during a period of declared national emergency or in time of war, or in the compulsory military service of the United States, whether during time of war, or otherwise;
      (ii) Any leaves of absence without pay unless waived in writing for purposes of this Plan by action of the Board of Directors.
      (iii) Any period of total and permanent disability without pay, except as provided for in Section 3.04.

                                  Article II
                                  Eligibility

2.01  Participation  Every Officer will become a Participant of this Plan upon
      -------------
completion of one Year of Service as an Employee; provided, however, that after March 12, 1984 an Officer will not become a Participant of this Plan unless, after notice, he makes the required contributions to participate in any qualified plan for which he is eligible covering service as an Employee of PSA, Inc. or a Subsidiary.
2.02  Termination of Participation  Participation of a Participant will commence
      ----------------------------
as specified in Section 2.01 and will continue until his Termination of Employment.
2.03  Participation After Break in Employment  A former Participant who is re-
      ---------------------------------------
employed and whose employment was terminated by a Break in Employment will be considered a new Employee for all purposes of this Plan and all prior Years of Service, both as an Employee and as an Officer, will be disregarded for all purposes of this Plan.
2.04  Normal Retirement Date  The Normal Retirement Date of a Participant will
      ----------------------
be the first day of the month coinciding with or next following the Participant's sixtieth (60th) birthday.
2.05  Late Retirement Date  With the continuing written consent of PSA, Inc. or
      --------------------
his employer Participating Subsidiary, conforming to relevant federal and state laws, the Late Retirement Date of a Participant may be the first day of the month subsequent to his Normal Retirement Date.
2.06  Early Retirement Date  The Early Retirement Date of a Participant will be
      ---------------------
the first day of any month selected by such Participant between the date on which he attains the age of fifty (50) and his Normal Retirement Date, provided he has completed ten (10) or more Years of Service as an Officer. If such Participant is under fifty-five (55) years of age on such Early Retirement Date, he may retire on his Early Retirement Date only with the consent of PSA, Inc. or his employer Participating Subsidiary; provided, however, that such consent will not be required in the event of the acquisition, directly or indirectly, by any person, corporation (other than PSA, Inc.) or other legal entity, acting alone or in concert with others, of all or substantially all of the assets of PSA or PSA, Inc., or of securities constituting effective working control of PSA or PSA, Inc., or any merger or consolidation of PSA or PSA, Inc., with or into any other corporation (other than a subsidiary of PSA, Inc.) or other legal entity.

                                  Article III
                              Retirement Benefits

3.01  Normal Retirement Benefit  A Participant who retires on his Normal or Late
      -------------------------
Retirement Date and who has completed ten (10) or more Years of Service as an Officer or who retires on his Normal or Late Retirement Date and is an Officer on such date, will be entitled to a Normal Retirement Benefit computed pursuant to this section.
      Except as hereinafter provided, the amount of the monthly retirement benefit payable to such a Participant on the first day of each month for the life of such a Participant and ending with the benefit for the month during which his death occurs, will be equal to the following:
      (i) Two and one-half percent (2.5%) of the Participant's Average Monthly Compensation times the Participant's Years of Service (not to exceed twenty (20) such Years of Service); plus
      (ii) Two percent (2%) of the Participant's Average Monthly Compensation times the Participant's Years of Service in excess of twenty (20) such Years of Service (not to exceed five (5) such Years of Service).
3.02  Early Retirement Benefit  A Participant who is eligible to and who retires
      ------------------------
on his Early Retirement Date will be entitled to an Early Retirement Benefit computed pursuant to this section.
      The amount of the monthly retirement benefit payable to such Participant on the first day of each month for the life of such Participant commencing on his Early Retirement Date and ending with the benefit for the month during which his death occurs, will be equal to the following:
           The amount calculated in accordance with Section 3.01 where such amount will be based on the Participant's Years of Service as of his Early Retirement Date
                                  Reduced By
                                  ----------
      (i) One-sixth percent (1/6%) for each month by which the Participant's Early Retirement Date precedes his Normal Retirement Date (up to a maximum of sixty (60) months); and
      (ii) One-half percent (1/2%) for each month in excess of sixty (60) months by which the Participant's Early Retirement Date precedes his Normal Retirement Date.
3.03  Deferred Vested Retirement Benefit  If the participation of any
      ----------------------------------
Participant in this Plan terminates at a time when he has completed ten (10) or more Years of Service as an Officer and such termination is for any reason other than retirement, total and permanent disability or death, such Participant will be entitled to receive on his Normal Retirement Date a Normal Retirement Benefit or on his Early Retirement Date, if such Participant satisfies the requirements of Section 2.06, to receive an Early Retirement Benefit based, however, on his Years of Service at the time of such termination. A Participant entitled to such benefit may select any of the optional retirement benefit forms otherwise authorized under this Plan. In no event will any benefit required by this Section be paid to a Participant who is entitled to any other benefit under this Plan.

3.04  Disability Retirement Benefit  A Participant who has completed three (3)
      -----------------------------
or more Years of Service as an Officer, and becomes totally and permanently disabled while still an Officer will be entitled on his Normal Retirement Date to receive a Normal Retirement Benefit or on his Early Retirement Date, if such Participant satisfies the requirements of Section 2.06, an Early Retirement Benefit determined pursuant to Section 3.01 or 3.02. The benefit will be determined using the Participant's
      (i)   Years of Service accrued on the date of his disability, plus
      (ii) Years of Service calculated after such date as if he continued in active employment to the date of his retirement, up to a maximum number equal to the Years of Service accrued on the date of disability.
      The determination of whether or not a person is totally and permanently disabled will be made by PSA, Inc. by reference to standards of eligibility contained in PSA's Long Term Disability Plan, the rules and regulations of the Federal Social Security Administration, and such other relevant standards as it may apply in good faith. A Participant eligible for such benefit may select any optional benefit form otherwise authorized under this Plan.
3.05  Normal, Early or Late Retirement Benefit - Married Participant  If a
      --------------------------------------------------------------
married Participant retires on his Early, Normal or Late Retirement Date, an actuarially reduced benefit will be paid in the form of a Joint and 50% Survivor Annuity unless the Participant elects some other form in accordance with Section 3.06.
3.06  Optional Retirement Benefit  A Participant may elect to receive, in lieu
      ---------------------------
of the Normal, Late or Early Retirement Benefit set forth in Section 3.01 or
Section 3.02 as a single life annuity, retirement benefits of equivalent Actuarial Value in accordance with one of the following options;
      (a) A retirement benefit payable as a single life annuity during the Participant's life.
      (b) An actuarially reduced retirement benefit payable after retirement and during the Participant's life with the provisions that after his death the same reduced retirement benefit will be continued to a joint annuitant named by the Participant, if such joint annuitant is surviving, during the lifetime of such joint annuitant through the month in which the death of the joint annuitant occurs.
      (c) An actuarially reduced retirement benefit payable for the life of the Participant. If the Participant should die prior to having received one hundred twenty (120) monthly payments, payments will be continued to his designated Beneficiary for the remainder of the one hundred twenty
      (120) month certain period. A Participant electing this option may designate and from time to time change his Beneficiary by filing a written designation of such beneficiary with PSA, Inc. or his Employer Participating Subsidiary.
      (d) An actuarially reduced retirement benefit payable for the life of the Participant. If the Participant should die prior to having received two hundred forty (240) monthly payments, payments will be continued to his designated Beneficiary for the remainder of the two hundred forty
      (240) month certain period. A Participant electing this option may designate and from time to time change his Beneficiary by filing a written designation of such Beneficiary with PSA, Inc. or his Employer Participating Subsidiary.
      (e) A Participant who becomes entitled to receive benefits under this Plan before attaining the age at which he may receive Social Security benefits may elect to have the actuarial equivalent of the benefits under this Plan paid to him in such manner that the monthly benefit after such age will be decreased in order that he may receive, insofar as practicable, a constant total monthly amount from his benefits under this Plan and from his federal Social Security benefits from the date of his retirement for the remainder of his life.
The Participant must elect one of the foregoing options (or revoke any such election) at least one (1) year prior to the date his benefit payments commence or at any time prior to the date his benefit payments commence, if such election is accompanied by evidence of the Participant's good health satisfactory to PSA, Inc. Any dispute over whether a Participant is in good health will be resolved by a medical doctor jointly selected by the Participant and PSA, Inc. or if they are unable to agree on a medical doctor, by a medical doctor selection jointly by the Participant's medical doctor and a medical doctor selected by PSA, Inc. To be effective, any election made hereunder must be made by the Participant himself, must be in writing on a form or forms prescribed by PSA, Inc., must name the joint annuitant (if any), must be signed by the Participant and must fulfill such other requirements PSA, Inc. may establish. The election of one of the options provided for in this Section will become effective on the date the Participant's benefit payments hereunder commence and may not be rescinded or modified thereafter. In the event no option is selected, the retirement benefit specified in Paragraph (a) will be payable or, if the Participant is married, the retirement benefit specified in Section 3.05 will be payable.
3.07  Nonduplication of Benefits  The amount of all retirement benefits payable
      --------------------------
under this Plan will be reduced by the actuarial value of all other benefits, if any, payable to the Participant from all other retirement plans to which PSA, Inc. or its Subsidiaries have made contributions, the reduction to be effective at the earliest date such benefits may become payable. In the case of a Participant receiving a disability retirement benefit under Section 3.04, such benefit will also be reduced by any benefits payable to the Participant under any Long Term Disability Plan of PSA, Inc. or a Subsidiary.

                                  Article IV
                       Disability and Survivor Benefits

4.01  Total and Permanent Disability Benefit  A Participant who has completed
      --------------------------------------
three (3) or more Years of Service as an Officer and becomes totally and permanently disabled while still an Officer will be entitled to continuation of a percentage of his regular monthly salary, excluding bonuses, less all benefits payable under any Long Term Disability Plan of PSA, Inc. or a Subsidiary for which he is eligible and less Social Security disability benefits, if any. The percentage of salary continued will equal 60% for a period equal to the number of Years of Service the Participant had as of his date of disability, and will equal 40% thereafter but not less than the monthly amount to which he would be entitled as a Normal Retirement Benefit on his Normal Retirement Date. In no event, however, will the percentage of salary continued be less than $3,000 per month. This benefit will continue until the earlier of:
      (i) his Normal Retirement Date or, if he so elects, his Early Retirement Date under this Plan.
      (ii) the date benefits cease under any Long Term Disability Plan of PSA, Inc. or a Subsidiary, or
      (iii) the date of his death.

The determination of whether or not a person is totally and permanently disabled will be made by PSA, Inc. by reference to standards of eligibility contained in PSA's Long Term Disability Plan, the rules and regulations of the Federal Social Security Administration, and such other relevant standards as it may apply in good faith.
4.02  Surviving Dependent's Benefit  In the event that a Participant dies while
      -----------------------------
still an Officer and is survived by a spouse to whom he has been legally married during one full year immediately preceding the date of his death (a "Surviving Spouse"), or by one or more children under the age of twenty-two (22) years ("Dependent Children"), a surviving dependents' benefit will be payable in accordance with this Section.
A.    Surviving Spouse  In the event that such a Participant is survived by a
      ----------------
Surviving Spouse or by a Surviving Spouse and one (1) or more Dependent Children, a monthly benefit will be payable to the Surviving Spouse, commencing on the first day of the month next following the date of the Participant's death and ending on the first day of the month in which the death of the Surviving Spouse occurs. Such benefit will be equal to the retirement benefit which would have been payable to the Participant's spouse after the Participant's death as a survivor annuity under the terms of an annuity described in Section 3.06(b) had such Participant been entitled to receive a Normal Retirement Benefit based, however on his Years of Service to the date of his death and determined pursuant to Section 3.01. Such benefit will equal one hundred percent (100%) of the Participant's actuarially reduced retirement benefit payable under such annuity.
B.    Surviving Dependent Children  In the event that such a Participant is not
      ----------------------------
survived by a Surviving Spouse, but is survived by one or more Dependent Children, or upon the death of a Surviving Spouse who is survived by one or more Dependent Children, a benefit will be payable to the Dependent Children in a lump sum. Such benefit will be equal, in the aggregate, to the actuarial equivalent of the Normal Retirement Benefit to which the Participant would have been entitled had he retired on his Normal Retirement Date based, however, on his Years of Service to the date of his death and determined pursuant to Section
3.01 adjusted for amounts which may have been paid to a Surviving Spouse, if any. The proportion of such aggregate benefits payable to each of the Dependent Children, if there be more than one, will equal the number of whole months remaining until such Dependent Child attains the age of twenty-two (22) divided by the sum of the number of whole months remaining until each Dependent Child attains the age of twenty-two (22). Any benefit payable under this Section to a child who has not attained the age of eighteen (18) will be paid to the court-appointed guardian of such child.

                                   Article V
                     Rights and Obligations Under the Plan

5.01  In General  This Plan is a voluntary undertaking on the part of PSA, Inc.
      ----------
and Participating Subsidiaries, and nothing contained herein will be deemed to give any Employee the right to be retained as an Employee or to interfere with the right of PSA, Inc. or his employer Subsidiary to discharge or rehire any Employee at any time. Participation in this Plan will not give any Participant or any other person any right or claim to any benefit hereunder, except to the extent that such right is specifically set forth herein.
      The benefits to be provided under this Plan are to be provided by PSA, Inc. or the Participating Subsidiary directly, and will be a liability of the last employer maintaining this Plan. It is not contemplated that a funding medium will be used to provide benefits hereunder. This Plan is a contract between the Participants and PSA, Inc. or its Participating Subsidiary, and it may not be amended or terminated except in accordance with Section 6.02 hereof.
5.02  Application for Benefits  No person will be entitled to any benefits under
      ------------------------
this Plan unless he makes timely written application to PSA, Inc. for such benefits. Such application will be timely if filed within three (3) years after the first day upon which any part of such benefits become payable. Benefits will commence only after application has been made. The interest of any person in any benefits for which such timely application is made will be forfeited.
5.03  Forfeiture of Benefits  Notwithstanding any other provision or provisions
      ----------------------
hereof to the contrary, benefits under this Plan are paid with the understanding that the Participant does not engage or become involved in any occupation or any activity or relationship which involves the use or disclosure to others of information or practices acquired or learned while employed by PSA, Inc. or any of its Subsidiaries and which any of them reasonably regards as confidential or their property or trade secret or in any other activity detrimental to any of them. If PSA, Inc. after a thorough investigation finds that a Participant has violated the provisions of this Section, benefits payable hereunder in respect of such Participant will be forfeited.
      Notwithstanding any other provision or provisions hereof to the contrary, no benefits will be payable under this Plan with respect to any Participant, if such Participant confesses to, or is convicted of, an act of fraud, theft or dishonesty amounting to a felony and arising in the course of or in connection with, his employment with PSA, Inc. or any of its Subsidiaries and, in such case, all such benefits will be forfeited.
5.04  Acquisition, Merger or Consolidation  In the event of the acquisition,
      ------------------------------------
directly or indirectly, by any person, corporation (other than PSA, Inc.) or other legal entity acting alone or in concert with others of all or substantially all of the assets of PSA, Inc. or a Participating Subsidiary, or securities constituting effective working control of PSA, Inc. or a Participating Subsidiary, or any merger or consolidation of PSA, Inc. or a Participating Subsidiary with or into any other corporation (other than a subsidiary of PSA, Inc.) or other legal entity, each Participant who is an Officer at the date of such acquisition, merger or consolidation will be entitled to receive on his Normal or Late Retirement Date a Normal Retirement Benefit or on his Early Retirement Date to receive an Early Retirement Benefit based, however, on such Participant's Years of Service and Average Monthly Compensation as of the date of such acquisition, merger or consolidation and determined pursuant to Section 3.01 or 3.02, provided, however this Section will not be applicable to any Participant whose benefits under this Plan would otherwise be greater notwithstanding such acquisition, merger or consolidation. A Participant eligible for such benefit may select any optional benefit form otherwise authorized under this Plan.

                                  Article VI
                   Administration; Amendment and Termination

6.01  Plan Administration  This Plan will be administered by the Board of
      -------------------
Directors.
6.02  Amendment and Termination  The Board of Directors reserves the right to
      -------------------------
amend or terminate this Plan. Such amendment or termination will be stated in an instrument in writing, executed by PSA, Inc. in the same manner as this Plan. Notwithstanding any other provision or provisions of this Plan to the contrary, this Plan will not be amended to reduce or cause to be lost any earned or accrued benefit of any Participant hereunder nor will the termination of this Plan reduce or cause to be lost any benefit earned or accrued by any Participant as of the date of such termination.

                                  Article VII
                                 Miscellaneous

7.01  Nonassignability  None of the benefits, payments, proceeds or claims of
      ----------------
any Participant or any other person entitled to receive benefits under this Plan will be subject to any claim of any creditor and, in particular, the same will not be subject to attachment or garnishment or other legal process by any creditor, nor will any such Participant or any other person have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payment or proceeds which he may expect to receive, contingently or otherwise under this Plan.
7.02  Participants Bound  Any action taken by PSA, Inc. with respect to this
      ------------------
Plan, or any action authorized by or taken at the direction of PSA, Inc. will be conclusive upon all Participants and any other person entitled to benefits under the Plan.
7.03  Receipts of Releases  Any payment with respect to participation by any
      --------------------
Participant in this Plan, will to the extent thereof, be in full satisfaction of all claims against PSA, Inc. and its Subsidiaries, and PSA, Inc. may require the recipient thereof, as a condition precedent to such payment, to execute a receipt and release to such effect. If any such recipient is determined by PSA, Inc. to be incompetent by reason of physical or mental disability to give a valid receipt and release, PSA, Inc. may cause the payment or payments becoming due to such person to be made to another person for his benefit without responsibility on the part of PSA, Inc. to follow the application of such funds.
7.04  California Law Governs  This Plan will be construed, administered and
      ----------------------
governed in all respects under and by the laws of the State of California. If any provision will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective.
7.05  Headings and Subheadings  Headings and subheadings in this instrument are
      ------------------------
inserted for convenience only and are not to be considered in the construction of the provisions hereof.
7.06  Instrument in Counterparts  This Plan may be executed in several
      --------------------------
counterparts, each of which will be deemed an original, and all such counterparts will constitute one and the same instrument, which may be sufficiently evidenced by any one of such counterpart.
7.07  Gender  The masculine gender as used herein includes the feminine and
      ------
neuter genders.
7.08  Successors and Assigns  This agreement will inure to the benefit of, and
      ----------------------
be binding on the parties hereto and their successors and assigns.

Adopted by the Board of Directors as of March 12, 1984.

PSA, Inc.

By    /s/ Paul C. Barkley
      -------------------

By    /s/ Mort Rible
      --------------

By action of its Board of Directors the undersigned joins in the adoption of this instrument as of March 12, 1984.

Pacific Southwest Airlines

By    Paul C. Barkley
      ---------------
By    Mort Rible
      ----------